UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 15, 2023

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Dun & Bradstreet Holdings, Inc. (the "Company") Annual Meeting of Shareholders was held June 15, 2023 (the “Annual Meeting”). As of April 17, 2023, the record date for the Annual Meeting, 439,338,578 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1.To elect ten directors to serve until the Company’s 2024 Annual Meeting of Shareholders.

	FOR	WITHHELD	BROKER NON-VOTERS
Ellen R. Alemany	339,222,369	33,499,981	44,656,660
Douglas K. Ammerman	366,022,397	6,699,953	44,656,660
Chinh E. Chu	365,856,006	6,866,344	44,656,660
William P. Foley II	328,726,582	43,995,768	44,656,660
Thomas M. Hagerty	322,117,730	50,604,620	44,656,660
Anthony M. Jabbour	365,980,125	6,742,225	44,656,660
Keith J. Jackson	364,554,719	8,167,631	44,656,660
Richard N. Massey	318,415,415	54,306,935	44,656,660
James A. Quella	364,411,074	8,311,276	44,656,660
Ganesh B. Rao	368,507,788	4,214,562	44,656,660

2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTERS
201,616,456	171,035,951	69,943	44,656,660

3. Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

FOR	AGAINST	ABSTAIN
417,257,222	34,835	86,953

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt
Joe A. Reinhardt
Chief Legal Officer
Date:	June 16, 2023